Exhibit 10.10.1

AMENDED AND RESTATED

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Amended and Restated Independent Contractor Consulting Agreement (this “Agreement”) is made this 28 day of October, 2015, by and between Golden Entertainment, Inc. (“Company”), Berman Consulting Corporation (“Consultant”) and Lyle A. Berman (“Guarantor”).

RECITALS

WHEREAS, the Company and the Guarantor are parties to that certain Independent Contractor Consulting Agreement, dated as of July 31, 2015 (the “Existing Consulting Agreement”);

WHEREAS, the Company and its subsidiaries (collectively, the “Company Group”) are engaged in the business of developing, acquiring, owning, operating and managing (i) casino, lodging and recreational properties, (ii) taverns with licensed gaming facilities and (iii) gaming route accounts (as currently conducted and as currently proposed to be conducted by the Company Group, the “Business”);

WHEREAS, on July 31, 2015, the merger of Sartini Gaming, Inc. (“Sartini Gaming”) with a wholly owned subsidiary of the Company was consummated pursuant to the Agreement and Plan of Merger, by and among the Company, Lakes Golden Acquisition Corporation, Sartini Gaming, and The Blake L. Sartini and Delise F. Sartini Family Trust, dated as of January 25, 2015 (the “Merger Agreement”);

WHEREAS, as an condition to the Company’s and Sartini Gaming’s willingness to enter into and consummate the transactions under the Merger Agreement, and in consideration for the commitments made in the Merger Agreement and ancillary agreements thereto with respect to the Guarantor’s continued tenure on the board of directors of the Company after the Merger, the Guarantor agreed to restrictions and other terms and conditions set forth in the Existing Consulting Agreement;

WHEREAS, but for the Guarantor’s entry into the Existing Consulting Agreement concurrently with the Merger, the Company and Sartini Gaming would not have effected the transactions contemplated by the Merger Agreement;

WHEREAS, the Guarantor’s employment with the Company terminated concurrently with the closing of the transactions contemplated by the Merger Agreement and the Company desired to engage the Guarantor as an independent contractor to perform financial, acquisition, strategic, and business planning and consulting services, for the period of time, and upon the terms and subject to the conditions set forth in the Existing Consulting Agreement;

WHEREAS, the Company, the Guarantor and the Consultant desire to enter into this Agreement to amend, restate, replace and supersede the Existing Consulting Agreement, pursuant to which the Consultant will be engaged by the Company as an independent contractor (in lieu of the Guarantor) to perform financial, acquisition, strategic, and business planning and consulting services, for the period of time, and upon the terms and subject to the conditions, which are more particularly set forth below, and the Guarantor will guarantee the performance of the Consultant hereunder;

WHEREAS, the Consultant is fully qualified and licensed to perform (where and if required), and is willing to provide, such consulting services to the Company in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Consultant and the Guarantor, as applicable, have been found suitable by the Nevada Gaming Commission, the Maryland Gaming Authorities or other National, State or Local authorities to conduct business with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Consulting Agreement as follows:

Consulting Period.

1. Consulting Period. The Consultant is hereby retained by the Company to perform, and the Consultant hereby agrees to perform, the services provided for herein, as an independent contractor, for a period commencing on the date hereof and ending on July 31, 2018 unless terminated earlier as provided for herein (including the period from the date of the Existing Consulting Agreement until the date hereof, the “Consulting Period”).

Services and Duties.

2. Services and Duties. In consideration for the compensation set forth in Section 3 below, Consultant agrees that during the Consulting Period, it will provide certain services to the Company, for up to 40 hours per month, consisting of:

(a) general executive and management services;

(b) identification, support, negotiation, and analysis of acquisitions and dispositions by the company;

 (c) other services as the Consultant and the Chief Executive Officer of the Company mutually agree upon,

as well as such other tasks and responsibilities which may be delegated to the Consultant by or under the authority of the Chief Executive Officer of the Company and/or the Company’s Board of Directors, from time to time (the “Consulting Services”). The Consultant shall report directly to the Chief Executive Officer of the Company. The Consultant agrees that the Consulting Services will be performed for the Company by the Consultant’s employee, Lyle A. Berman.

The Consultant agrees that it will, and will cause the Guarantor and their respective employees and affiliates to, conduct itself and themselves in a professional and ethical manner at all times and in compliance with all applicable laws during the Consulting Period and take no action that would reasonably be likely to injure the business or goodwill of the Company.

Compensation/Reimbursement for Expenses.

3. Compensation/Reimbursement for Expenses. All compensation paid or payable hereunder shall be deemed to be paid or payable by the Company unless this Agreement specifically states otherwise.

(a) Consulting Fees. In consideration for the Consulting Services and subject to the due performance thereof, the Company shall pay to the Consultant during the Consulting Period a fee of Two Hundred Thousand Dollars ($200,000.00) per year (the “Consulting Fee”), which Consulting Fee shall be payable in arrears during the term of this Agreement in equal monthly installments in accordance with the Company’s customary practices. The Consulting Fee shall be prorated for any partial year during which the Consultant provides Consulting Services.

(b) Health Insurance. During the Consulting Period, the Company shall reimburse the Consultant the reasonable cost of its health insurance expenses up to a maximum monthly amount of Six Hundred dollars ($600.00).

(c) Assistant; Office. During the Consulting Period, the Company shall:

(i)      Reimburse the Consultant for one-half of its expense for salary and benefits (if any) for an administrative assistant for the Consultant, to be located in Minnesota, at an annual salary not to exceed Sixty Three Thousand Dollars ($63,000.00). Until such time as the Consultant hires such an assistant, the Consultant shall reimburse the Company for one-half of the Consultant’s allocable share of the annual salary and benefits of any person employed by the Company to serve as the Consultant’s administrative assistant (pro-rated appropriately between the Company and the Consultant to the extent such person also serves as the assistant of other Company persons) (but for the avoidance of doubt the Company shall not have any obligation to hire or re-assign any person to serve as the Consultant’s administrative assistant); and

(ii)     Reimburse the Consultant for one-half of the expense for maintaining an office in Minneapolis (but excluding any expenses for leasehold improvements), not to exceed an annual amount of Twenty Thousand Dollars ($20,000.00). Such reimbursement shall be made in a monthly pro rata amount on the first day of each month.

(d) Reimbursement for Expenses. At the end of each month during the Consulting Period, the Company shall reimburse the Consultant for reasonable items such as travel expenses incurred in furtherance of the business of the Company, but payment shall be made only against a signed itemized list of such expenditures. Under no circumstance shall the monthly expenses exceed Two Thousand Five Hundred Dollars ($2,500.00) without prior written notice to the Chief Executive Officer of the Company and his prior approval (prorated for partial months). Any amounts payable under this Section 3(d) shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv), and if not reimbursed sooner against a signed itemized list pursuant to this Section 3(d), must be requested and reimbursed on or before the last day of the Consultant’s taxable year following the taxable year in which the Consultant incurred the expenses. The amounts provided under this Section 3(d) during any taxable year of the Consultant’s will not affect such amounts provided in any other taxable year of the Consultant’s, and the Consultant’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

Status as Independent Consultant.

4. Status as Independent Consultant. It is the intent and purpose of this Agreement to create a legal relationship of independent contractor, and not employment, as between the Company and the Consultant. Furthermore, nothing in this relationship as an independent contractor shall be construed to create any expressed, implied, or apparent authority to act as an agent for the Company. Neither the Consultant nor an of its employees will not be treated as an employee of the Company for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding at source, or workers’ compensation laws, and will not be eligible for any employee benefits whatsoever, other than those set forth herein. The Consultant shall be responsible for the payment of self-employment and federal income taxes due on all payments hereunder. In the event that any governmental or administrative agency, whether federal, state or local, shall subsequently determine that for their purposes, the relationship is one of employment as between said parties, then in such event Consultant shall bear and reimburse the Company for past or future FICA contributions, Social Security taxes, unemployment taxes or income taxes for the Consultant and its employees.

5. Termination.

(a) This Agreement may be terminated immediately upon the action of the Board of Directors or Chief Executive Officer of the Company for Cause. “Cause” is defined as the occurrence of any of the following events: (i) fraud, embezzlement, or the commission of an act involving moral turpitude on the part of the Consultant or the Guarantor; (ii) the Consultant’s negligent failure to substantially perform its duties for the Company as set forth in this Agreement when, and to the extent, requested by the Board of Directors, or its lawfully designated representative, which is not cured within thirty (30) days after notice from the Board of Directors or its lawfully designated representative requesting the Consultant to do so, and such failure has a materially adverse effect upon the Company; (iii) the Consultant’s or the Guarantor’s willful breach of any material provision of this Agreement or the Noncompetition Agreement (as defined below), and such breach continues for a period of thirty (30) days after notice from the Board of Directors or its lawfully designated representative of such breach; or (iv) any breach of that certain NOL Preservation Agreement dated as of July 31, 2015, among the Company, the Guarantor and the other parties thereto by either the Consultant, the Guarantor or any other Berman Investor (as defined therein) that would, singly or in the aggregate, result in an “ownership change” (within the meaning of Section 382 of the Code) with respect to the Company that may limit the Company’s ability to utilize its Tax Benefits (as defined therein) to reduce its potential future U.S. federal income tax liabilities. Termination by the Company for Cause will be effective immediately upon the expiration of any applicable cure period and upon receipt by the Consultant of written notice of such termination.

(b) This Agreement may be terminated by the Company if (i) a Gaming Authority should find the Consultant or the Guarantor unsuitable or (ii) the Company determines in its sole and absolute discretion that the Consultant’s, the Guarantor’s or their respective employees’ or affiliates’ continued association with the Company would result in the loss, non-renewal, suspension, revocation or other disciplinary action by a Gaming Authority against the Company or any of its affiliates’ licenses, approvals, registrations, findings of suitability, including any fines or other related action (a “Regulatory Defect”). The Company will give the Consultant and the Guarantor thirty (30) days to cure said Regulatory Defect. If the Consultant and the Guarantor have not cured the Regulatory Defect within 30 days, the Company has the right to terminate this Agreement upon written notice to the Consultant.

(c) This Agreement may be terminated by the Consultant upon thirty (30) days written notice to the Chief Executive Officer of the Company.

(d) In the event of any termination pursuant to this Section during the term of this Agreement, in addition to the termination of the compensation payable to the Consultant hereunder generally, the Compensation/Reimbursement of Expenses provided for pursuant to § 3 of this Agreement shall, to the extent not yet accrued, automatically cease and terminate. All amounts due and owing (including unreimbursed expenses) shall be paid upon termination.

(f) Notwithstanding anything else in this Agreement, the provisions of § 6 (Confidentiality), § 7 (Noncompetition and Nonsolicitation), and § 18 (Equitable Remedies) shall survive for a period of two years following the termination of this Agreement.

Confidentiality.

6. Confidentiality. During the Consulting Period and thereafter, the Consultant and the Guarantor hereby covenant and agree that they shall not, other than for the benefit of the Company, publish, disclose to any third party, or in any way use for their own benefit any confidential information (“Confidential Information”), including without limitation, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade secrets, financial statements or related data, customer lists or information pertaining to customers or any unique distribution, manufacturing, marketing and research methods of the Company or its affiliates, and any other Confidential Information concerning the Company’s or affiliate’s business, structure, or affairs. All Confidential Information and copies thereof are the sole property of the Company and the Consultant and the Guarantor shall deliver promptly to the Company at the termination of the Consulting Period or at any time as the Company’s Board of Directors may request, without retaining copies, any Confidential Information made, compiled, delivered, made available or otherwise obtained by Consultant or the Guarantor. The Consultant and the Guarantor shall also use their commercially reasonable efforts and exercise utmost diligence to protect and safeguard the Confidential Information of the Company’s customers, contractors and others with whom the Company has a business relationship, whether learned or acquired by Consultant or the Guarantor during the course of the Consulting Period.

Confidential Information shall not include, nor shall the nondisclosure obligations of this Section 6 apply to:

(a) information that may be disclosed generally or is or becomes in the public domain through no fault of the Consultant or the Guarantor;

(b) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation;

(c) information approved for release by written authorization of the Company;

(d) information that is or becomes known to the Consultant or the Guarantor from sources outside of the Company; or

(e) information that may be required by law or an order of any court, agency, or proceeding to be disclosed.

7. Noncompetition and Nonsolicitation.

(a) The Consultant shall not, and shall cause the Guarantor not to, at any time during the period commencing on the date of this Agreement and expiring on the later of (i) the date that is two years after the date of termination of the Guarantor’s service as a member of the Board of Directors of the Company or (ii) the date that is eighteen (18) months following the termination of the Consulting Period for any reason (the "Restricted Period"), directly or indirectly engage in, have any equity interest in, or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any portion of the Business, as conducted by the Company Group anywhere within the Restricted Area (as defined below). The phrase “Restricted Area” as used in this Agreement shall mean (i) the States of Illinois, Maryland, Montana and Nevada (including all counties and incorporated cities therein) and (ii) all other States of the United States of America in which the Company Group conducts the Business from time to time during the Term. Nothing herein shall prohibit the Consultant or the Guarantor from being (A) a passive owner of not more than 5% of the outstanding equity interest in any entity that is publicly traded, so long as the Consultant has no active participation in the business of such entity, (B) a board member of a publicly traded casino company that does not have a slot route operation, or (C) an investor in restaurants that do not offer or provide slot machines, video lottery terminals or video poker. The Consultant and the Guarantor expressly acknowledge that the limitations and restrictions herein (including with respect to the Restricted Area and scope of the covenant not to compete) are reasonable and necessary to protect the legitimate business interests of the Company Group, especially given the special information and knowledge held by the Consultant and the Guarantor and the goodwill over which they have exercised substantial control and/or that they have managed, controlled, or substantially influenced, with respect to the Business of the Company and its subsidiaries as of the date of this Agreement. Further, the Consultant and the Guarantor acknowledge that the Company and Sartini Gaming would not have effected the Merger or proceeded with the other transactions contemplated by the Merger Agreement and the Company would not have entered into this Agreement without receiving the full scope of the protections provided for hereunder; and that any lesser restrictions (geographic or otherwise) would not adequately protect the Company Group and the Business and would not have induced the Company and Sartini Gaming to execute the Merger Agreement or consummate the transactions contemplated thereby.

(b)     The Consultant shall not, and shall cause the Guarantor not to, at any time during the Restricted Period, directly or indirectly, either for itself or himself or on behalf of any other person or entity, recruit or otherwise solicit or induce any customer, service provider, supplier or other business partner of any member of the Company Group relating to the Business to (a) terminate its arrangement or cease to do business with any member of the Company Group as it relates to the Business, or (b) otherwise decrease or diminish in any material respect its relationship with any member of the Company Group as it relates to the Business. The Consultant shall not, and shall cause the Guarantor not to, at any time during the Restricted Period, directly or indirectly, either for itself or himself or on behalf of any other person or entity, solicit any employee, consultant or independent contractor of any member of the Company Group engaged in the Business to terminate his or her employment or service with any member of the Company Group.

(c) The Consultant and the Guarantor have read carefully all of the terms and conditions of this Section 7 and agree that the restraints set forth herein (i) are reasonable and necessary to support the legitimate business interests and goodwill of the Company, and (ii) will not preclude the Consultant or the Guarantor from earning a livelihood during the life of this Section 7.

Developments.

8. Developments. All discoveries, inventions, processes, methods, and improvements conceived, developed, or otherwise made by Consultant at any time during the term of this Agreement, alone or with others, incorporating or utilizing Confidential Information, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the term of this agreement and for six months thereafter (“Developments”), shall be the sole property of the Company. The Consultant agrees to and hereby does assign to the Company all right, title, and interest throughout the world in and to all Developments and agrees to promptly disclose such Developments to the Company and take all such actions reasonably requested by the Company to establish and confirm the Company’s ownership of such Developments. The Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assigns to the Company all copyrights, patents, trademarks, and other proprietary rights the Consultant may have in such Developments.

Guarantee.

9. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees, for the benefit of the Company, the full, prompt and complete performance of the Consultant of this Agreement and all covenants, agreements and other provisions herein. To the extent permitted by applicable law, the Guarantor waives all defenses of a surety or guarantor to which it may be entitled by statute or otherwise. The guarantee set forth in this Section 10 is a continuing, absolute and unconditional guarantee of payment and performance as primary obligor and not merely as surety, and shall apply to all obligations of the Consultant under this Agreement whenever arising. Without limiting the generality of the foregoing, the Guarantor’s guarantee shall not be released, discharged or otherwise affected by the lack of genuineness, legality, validity, regularity or enforceability of this Agreement, the failure by the Consultant to comply with any of the terms of this Agreement, any change in the name, authorized activities, capital stock, corporate existence, structure or ownership of the Consultant, any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Consultant or its assets or any other act, omission to act or delay of any kind by any party hereto or any other person or entity, or any other circumstance whatsoever that might, but for the provisions of this Section 10, constitute a legal or equitable discharge or defense to the Guarantor’s obligations hereunder. The Guarantor hereby irrevocably and expressly waives all diligence, presentments, demands, protests and notices of any kind whatsoever, including, without limitation, notices of nonperformance or nonpayment, notices of default, notices of protest, notices of dishonor, notices of acceptance of this guarantee, and notices of the existence, creation or incurring of new or additional obligations by the Consultant under this Agreement. The Guarantor consents that, without notice to the Guarantor and without the necessity for any additional endorsement, consent or guarantee by the Guarantor, the liabilities of the Consultant hereby guaranteed may, from time to time, be renewed, extended, increased, accelerated, modified, amended, compromised, waived, released or discharged by the Company, all without impairing or affecting in any way the obligation of the Guarantor hereunder. The Guarantor’s guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Consultant in respect of obligations hereby guaranteed is recovered from or repaid by the Company as a result of any proceeding in bankruptcy, insolvency, reorganization or otherwise.

Notices.

10. Notices. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given three (3) days after being mailed by certified mail, postage prepaid, return receipt requested, or when actually received if sent by facsimile, overnight delivery or other means, and addressed as follows:

Company:

Golden Entertainment, Inc.

Attn: Matthew Flandermeyer

6595 S. Jones Blvd

Las Vegas, NV 89118

Consultant:

Berman Consulting Corporation

One Hughes Center Drive #606

Las Vegas, NV 89169

Guarantor:

Lyle A. Berman

One Hughes Center Drive #606

Las Vegas, NV 89169

Each addressee may change its or his address or facsimile number for notice by giving notice of change of address or facsimile number in the manner set forth above.

Assignment.

11. Assignment. Neither this Agreement nor any rights or obligations hereunder, shall be assignable by Consultant or Guarantor without the express written consent of each party to this Agreement.

Further Execution.

12. Further Execution. The parties agree to execute all documents necessary to further effectuate the terms of this Agreement.

Litigation.

13. Litigation. In the event of any dispute respecting this agreement, such dispute shall be resolved in a court of competent jurisdiction in the State of Nevada, and the parties hereto consent to such venue and jurisdiction. The parties hereby agree that all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by the prevailing party in any action at law or suit in equity to enforce this Agreement shall be paid by the non-prevailing party in such action or suit to the extent allowed by applicable law.

Authority.

14. Authority. Each party represents that its or his undersigned representative or corporate officer has all requisite power and authority to enter into this Agreement and to execute any and all instruments and documents on its or his behalf necessary to and in performance of their respective obligations hereunder.

Counterparts.

15. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Waivers.

16. Waivers. No waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, nor any waiver on the part of any party of any provisions or conditions of this Agreement, shall be valid unless made in writing and signed by the party to be charged therewith, and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy inuring to any party, upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Severability.

17. Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be determined reasonable and thus enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States in which any member of the Company Group transacts any business during the Restricted Period.

Titles and Subtitles.

18. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Equitable Remedies.

19. Equitable Remedies. Each party hereto hereby confirms that damages at law may be an inadequate remedy for the breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach by a party of any provision hereof, the other party’s rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, in addition to and not in lieu of any rights to damages at law or other rights provided by statute or otherwise for a breach or threatened breach of any provision hereof. Accordingly, each party hereto hereby waives and agrees not to assert any objection to such equitable relief based upon the purported existence of an adequate remedy at law, notwithstanding that another party may also assert claims for damages at law or other claims as an alternative to, or in addition to, such equitable relief.

Choice of Law.

20. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). The parties intend to and do hereby confer jurisdiction to enforce this Agreement upon the courts of any jurisdiction within the geographical scope of the covenants contained herein. If the courts of any one or more of such jurisdictions hold the provisions of this Agreement wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of the parties to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, separate, diverse and independent covenants as set forth in Section 7, above.

WAIVER OF JURY TRIAL.

21. Waiver of Jury Trial. Each party hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) such party understands and has considered the implications of this waiver, and (b) such party makes this waiver voluntarily.

Entire Agreement; Amendments and Waivers.

22. Entire Agreement; Amendments and Waivers. This Agreement, the Merger Agreement, that certain Noncompetition Agreement dated July 31, 2015, between the Guarantor and the Company (the “Noncompetition Agreement”), and any other confidentiality, assignment of inventions or noncompetition agreement entered into between the Consultant or the Guarantor and the Company in connection with the transactions contemplated by the Merger Agreement or the provision of services by the Consultant or the Guarantor to the Company or any member of the Company Group, constitute the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties (including the Existing Consulting Agreement). This Agreement is intended to and does completely amend and restate, without novation, the Existing Consulting Agreement. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written, in deciding to enter into this Agreement. In case of any inconsistencies between the provisions of Section 7 of this Agreement and the Noncompetition Agreement, the provisions in the Noncompetition Agreement shall supersede any less restrictive provision in Section 7 of this Agreement.

Consultation with Legal Counsel.

23. Consultation with Legal Counsel. The Consultant and the Guarantor hereby acknowledge that they have been encouraged to consult with legal counsel prior to executing this Agreement.

Section 409A.

24. Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code (the “Code”). This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder and any applicable exemptions thereunder. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an "additional tax" as defined in Section 409A(a)(1)(B) of the Code. Each series of installment payments made under this Agreement is hereby designated as a series of "separate payments" within the meaning of Section 409A of the Code

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed or caused to be executed this Agreement under seal as of the day and year first above written.

CONSULTANT:	COMPANY:

By: /s/ Lyle A. Berman_________ Name: Lyle A. Berman Title: President	By: /s/ Matthew W. Flandermeyer Name: Matthew W. Flandermeyer Title: Executive Vice President and Chief Financial Officer

GUARANTOR:

By: /s/ Lyle A. Berman_________ Name: Lyle A. Berman

[Signature Page to Independent Contractor Consulting Agreement]